CONSENT TO ACTION

BY THE BOARD OF DIRECTORS OF

AURELIO RESOURCE CORPORATION

The undersigned, being all of the members of the Board of Directors of Aurelio Resource Corporation (the "Company"), a Nevada corporation, by unanimous consent in writing pursuant to the authority contained in the corporate law of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Corporation, to be effective as of the ___ day of April, 2008.

Amendment of Stock Compensation Plan

WHEREAS the Company believes it is in its best interest to amend the previously-adopted Stock Compensation Plan for its officers, directors and consultants,

BE IT RESOLVED THAT:

(1) the Stock Compensation Plan adopted by the Company in October 2006 (a copy of which is incorporated herein by reference) and amended on December 6, 2007 be further amended;

(2) that a total of five million (5,000,000) common shares be allocated for the Stock Compensation Plan; and,

(3) this resolution may be signed by the directors in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

____________________ ____________________

Fred W. Warnaars David S. Johnson

____________________ ____________________

Allan J. Marter Stephen R. Stine

____________________

Stephen B. Doppler